Exhibit 99.1

News Release
THE BEARD COMPANY
Harvey Parkway
301 N.W. 63rd Street, Suite 400
Oklahoma City, Oklahoma 73116
For Immediate Release

THE BEARD COMPANY REPORTS

SECOND QUARTER OPERATING RESULTS

OKLAHOMA CITY, Oklahoma – August 20, 2009 -- The Beard Company (OTCBB: BRCO) today reported its operating results for the second quarter and first half of 2009.

Net earnings attributable to common shareholders totaled $4,850,000, or $0.46 per diluted share, in the six months ended June 30, 2009, compared with net earnings attributable to common shareholders of $2,538,000, or $0.26 per diluted share, in the comparable 2008 period. Revenues approximated $350,000 in the first half of 2009, versus $751,000 in the year-earlier period.

For the quarter ended June 30, 2009, the Company reported net earnings of $5,123,000, or $0.49 per diluted share, versus a net loss of ($339,000), or ($0.05) per share, in the second quarter of 2008. Revenues totaled approximately $43,000 in the most recent quarter, versus $373,000 in the prior-year period.

Operating results for the second quarter and first half of 2009 benefited from pre-tax gains of (i) $4,897,000 attributable to the sale of the Company’s remaining interest in the McElmo Dome CO2 Unit and (ii) $832,000 from the settlement of the Visa litigation. The first six months of 2008 included a pre-tax gain of $3,339,000 from the sale of 35% of the Company’s interest in McElmo Dome. No gain on sale was recorded in the second quarter of 2008.

“Our improved bottom-line results in the second quarter and first half of 2009 were entirely attributable to the McElmo sale and the Visa settlement,” stated Herb Mee, Jr., Beard’s President. “During the remainder of the year we will focus our efforts on the commencement of secondary oil recovery operations in the Dilworth Field and securing at least one, and hopefully two, of the coal reclamation projects that are currently in the negotiation stage. At the same time, we will devote considerable time and resources to our Geohedral mining investment, where we believe the results of our activities during the past 15 months should enable us to attract a major mining partner for the development of our Alaska project.”

”We have already made considerable progress since we and our partners assumed operating control of the Dilworth Field in late April, and we expect to commence secondary recovery operations during the month of October. As we indicated in earlier news releases, we believe the Company is in the midst of a major turnaround, with progress evident on a number of fronts.”

“There is ample evidence of the turnaround.  Last year we made considerable progress in cleaning up our balance sheet when we reduced the Company’s total debt by approximately $6.6 million and improved shareholders’ equity by approximately $6.2 million.  We are pleased to report that such progress continued during the first half of 2009, when we reduced total debt by another $1.3 million and added an additional $4.9 million to shareholders’ equity,” Mee concluded.

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About The Beard Company

The Beard Company creates, acquires, and/or invests in businesses, primarily related to natural resources, that management believes have high growth and/or above-average profit potential and can enhance shareholder value. The Company is involved in oil and gas activities; coal reclamation activities; and minerals exploration and development through its Geohedral investment.

The Company is headquartered in Oklahoma City and its common stock trades on the OTC Bulletin Board under the symbol “BRCO”.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability to negotiate and execute contracts in connection with the Company’s coal reclamation activities; future trends in commodities prices; financial, geological or mechanical difficulties affecting Geohedral’s or Beard Dilworth’s planned geological work programs; uncertainties surrounding estimates of mineralized material; and other risks associated with the Company’s business. By making these forward-looking statements, Beard undertakes no obligation to update these statements for revisions or changes in the future.

For Additional Information, Please Contact:

Herb Mee, Jr., President, at (405) 842-2333 or via email at hmee@beardco.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at info@rjfalkner.com

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THE BEARD COMPANY AND SUBSIDIARIES
Balance Sheets
June 30, 2009 (Unaudited) and December 31, 2008

	June 30,	December 31,
Assets	2009	2008

Current assets:
Cash and cash equivalents	$ 3,094,000	$ 182,000
Accounts receivable, less allowance for doubtful
receivables of $31,000 in 2009 and 2008	103,000	185,000
Prepaid expenses and other assets	15,000	5,000
Assets of discontinued operations held for resale	20,000	26,000
Total current assets	3,232,000	398,000

Restricted certificate of deposit	50,000	50,000

Investments and other assets	804,000	87,000

Property, plant and equipment, at cost	2,065,000	2,561,000
Less accumulated depreciation, depletion and amortization	1,086,000	1,340,000
Net property, plant and equipment	979,000	1,221,000

Intangible assets, at cost	75,000	75,000
Less accumulated amortization	69,000	66,000
Net intangible assets	6,000	9,000

	$ 5,071,000	$ 1,765,000

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
Trade accounts payable	$ 60,000	$ 97,000
Accrued expenses	231,000	431,000
Short-term debt	45,000	-
Short-term debt - related entities	-	57,000
Current maturities of long-term debt	95,000	895,000
Current maturities of long-term debt - related entities	-	390,000
Liabilities of discontinued operations held for resale	54,000	65,000
Total current liabilities	485,000	1,935,000

Long-term debt less current maturities	409,000	420,000

Long-term debt - related entities	2,150,000	2,250,000

Other long-term liabilities	168,000	172,000

Shareholders' equity (deficiency):
Convertible preferred stock of $100 stated value;
5,000,000 shares authorized; 27,838 shares issued
and outstanding	889,000	889,000
Common stock of $.0006665 par value per share;

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15,000,000 authorized; 9,912,457 and 9,830,586 shares
issued and outstanding in 2009 and 2008, respectively	7,000	7,000
Capital in excess of par value	42,676,000	42,655,000
Accumulated deficit	(39,128,000)	(43,978,000)
Accumulated other comprehensive income	24,000	25,000
Total shareholders' equity (deficiency) attributable to The Beard Company	4,468,000	(402,000)

Noncontrolling interests	(2,609,000)	(2,610,000)
Total shareholders' equity (deficiency)	1,859,000	(3,012,000)

Commitments and contingencies
	$ 5,071,000	$ 1,765,000

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THE BEARD COMPANY AND SUBSIDIARIES
Results of Operations
(Unaudited)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2009	2008	2009	2008

Revemues	$ 43,000	$ 373,000	$ 350,000	$ 751,000
Expenses	470,000	500,000	965,000	925,000

Operating loss	(427,000)	(127,000)	(615,000)	(174,000)
Other income (expense):	5,644,000	(185,000)	5,553,000	2,942,000

Earnings (loss) from continuing operations
before income taxes	5,217,000	(312,000)	4,938,000	2,768,000
Income tax benefit (expense)	(80,000)	29,000	(80,000)	(25,000)

Earnings (loss) from continuing operations	5,137,000	(283,000)	4,858,000	2,743,000

Loss from discontinued operations	(6,000)	(233,000)	-	(491,000)
Net earnings (loss)	5,131,000	(516,000)	4,858,000	2,252,000

Amounts attributable to noncontrolling interests
(Income) loss from continuing operations	(8,000)	1,000	(8,000)	1,000
Loss from discontinued operations	-	176,000	-	285,000
Net earnings (loss) attributable to
The Beard Company common shareholders	$5,123,000	$ (339,000)	$4,850,000	$2,538,000

Net earnings (loss) per average common share outstandingB:
Basic:
Earnings (loss) from continuing operations	$0.52	$(0.04)	$0.49	$0.43
Loss from discontinued operations	(0.00)	(0.01)	0.00	(0.03)
Net earnings (loss)	$0.52	$(0.05)	$0.49	$0.40

Net earnings (loss) per average common share outstandingB:
Diluted:
Earnings (loss) from continuing operations	$0.49	$(0.04)	$0.46	$0.28
Loss from discontinued operations	(0.00)	(0.01)	0.00	(0.02)
Net earnings (loss)	$0.49	$(0.05)	$0.46	$0.26

Weighted average common shares outstanding:
Basic	9,912,000	6,416,000	9,906,000	6,289,000
Diluted	10,543,000	6,416,000	10,537,000	9,655,000

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